EXHIBIT 38


                            Executive Officers and
                      Members of Conseil d'Administration
                                      of
                         UNI EUROPE ASSURANCE MUTUELLE


               The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of Uni Europe Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Uni Europe Assurance Mutuelle at 24, rue Druout, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Uni Europe Assurance Mutuelle and each individual is a citizen of the Republic of France.


 Name, Business Address             Present Principal Occupation
 ----------------------             ----------------------------

*Claude Bebear                      Chairman and Chief Executive Officer;
 23, avenue Matignon                Chairman and Chief Executive Officer,
 75008 Paris, France                AXA

*Henri de Castries                  Executive Vice President, Financial
 23, avenue Matignon                Services and Life Insurance Activities
 75008 Paris, France                (outside of France), AXA

*Francis Cordier                    Chairman and Chief Executive Officer,
 rue Nicephone Niepce BP 232 76304 Group Demay Lesieur (food industry) Sotteville Les Rouen, France

*Gerard Coutelle                    Retired

*Jean-Rene Fourtou                  Chairman and Chief Executive Officer,
 25, quai Paul Doumer               Rhone-Poulenc S.A. (industry)
 92408 Courbevoie, France

*Patrice Garnier                    Retired

*Henri Lachmann                     Chairman and Chief Executive Officer,
 56, rue Jean Giraudoux             Strafor Facom (office furniture)
 67000 Strasbourg, France

*Francis Magnan                     Chairman and Chief Executive Officer,
 50, boulevard des Dames            Groupe Daher (air and sea transportation)
 13002 Marseille, France

*Jean de Ribes                      Chief Executive Officer, Banque Rivaud
 13, rue Notre Dame des Victoires   (banking)
 75008 Paris, France

*Georges Rousseau                   Chairman, Apave Normandies
 2, rue des Mouettes                (consulting)
 76130 Mont Saint Aignan, France

*Jean-Paul Saillard                 Corporate Secretary, AXA
 23, avenue Matignon
 75008 Paris, France

*Claude Tendil                      General Manager; Executive Vice
 23, avenue Matignon                President, Insurance Activities (in France)
 75008 Paris, France                and Non-Life and Composite Insurance
                                    Activities (outside of France)

________________________
* Member, Conseil d'Administration